SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2004

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure

On Saturday morning, May 22, Timken’s Faircrest steel plant resumed melting steel.

The plant was shut down on May 11, 2004, after cesium 137, a low level radioactive material commonly used in industrial gauging, was detected in the dust evacuation system at the plant. The Company had previously thought that the cleanup process would last for 2 — 3 weeks.

The Ohio Department of Health granted conditional approval for the plant to begin melting steel again. Final approval from the Department of Health is expected in 2 — 3 weeks. Although additional cleanup still needs to be completed, the plant will remain operational during that cleanup.

There has been no exposure to employees or to the environment as the plant’s closed loop system successfully contained the hazardous material, as it is designed to do.

The company expects that a significant portion of the costs and losses associated with the shutdown and cleanup, and the resulting business interruption, will be covered by insurance. The aggregate deductible on the relevant insurance policies is approximately $4 million.

             This information is not “filed” pursuant to the Securities Exchange Act of 1934 and is not incorporated by reference into any registration statements under the Securities Act of 1933.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

	By:	/s/William R. Burkhart

William R. Burkhart Senior Vice President and General Counsel

Date: May 25, 2004

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